Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
Local.com Corporation
We consent to the incorporation by reference in the registration statements (No. 333-145633, No. 333-120638, and No. 333-127810) on Form S-8 and the registration statements (No. 333-148617, No. 333-147494, No. 333-145580, No. 333-141890, No. 333-129539) on Form S-3 of Local.com Corporation of our report dated March 7, 2008, appearing in Amendment No. 1 to the Annual Report on Form 10-K/A of Local.com Corporation for the year ended December 31, 2007.

/s/ HASKELL & WHITE LLP
Irvine, California April 3, 2009